UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 3, 2017

AzurRx BioPharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-37853
(Commission File Number)
46-4993860
(IRS Employer Identification No.)

760 Parkside Avenue
Downstate Biotechnology Incubator, Suite 304
Brooklyn, New York 11226
(Address of principal executive offices and zip code)

(646) 699-7855
(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 3, 2017, the board of directors of AzurRx BioPharma, Inc. (the “Company”) appointed Charles J. Casamento as a director. Mr. Casamento, age 71, is currently Executive Director and Principal of The Sage Group, a healthcare advisory group specializing in mergers, acquisitions, and partnerships between biotechnology companies and pharmaceutical companies, since 2007. He was the president and CEO of Osteologix, Inc., a public biopharmaceutical company developing products for treating osteoporosis, from 2004 through 2007. From 1999 through 2004, he served as chairman of the board, president and CEO of Questcor Pharmaceuticals, Inc. which was subsequently acquired by Mallinckrodt. Mr. Casamento formerly served as RiboGene, Inc.’s president, CEO and chairman of the board from 1993 through 1999 until it merged with Cypros to form Questcor. He was co-founder, president and CEO of Interneuron Pharmaceuticals, Inc. (Indevus), a biopharmaceutical company, from 1989 until 1993. Indevus was eventually acquired by Endo. Mr. Casamento has also held senior management positions at Genzyme Corporation, where he was senior vice president, pharmaceuticals and biochemicals; American Hospital Supply, where he was vice president of business development and strategic planning for the Critical Care Division; Johnson & Johnson, Hoffmann-LaRoche, Inc. and Sandoz Inc. Mr. Casamento also serves on the Board of Directors of Relmada Therapeutics, Inc. and International Stem Cell Corporation. He is Chairman of the Audit Committee at Relmada.

During his career, he has sat on the boards of ten public companies and has also been a Director and Vice Chairman of The Catholic Medical Missions Board, a large not for profit organization providing health care services to third world countries. He has served as a guest lecturer at Fordham University and is on the Science Council of Fordham University. He holds a bachelor’s degree in Pharmacy from Fordham University and an M.B.A. from Iona College. We believe that Mr. Casamento’s qualifications to serve on our Board include his significant experience as chief executive officer in various life sciences companies and his service on several other boards, which bring valuable knowledge and insights to our board.

There have been no transactions in the past two years to which the Company or any of its subsidiaries was or is to be a party, in which Mr. Casamento had, or will have, a direct or indirect material interest.

Item 9.01
Financial Statement and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Press Release dated March 8, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 9, 2017	AZURRX BIOPHARMA, INC. By: /s/ Johan M. (Thijs) Spoor Name: Johan M. (Thijs) Spoor Title: President and CEO